                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            CONCUR TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               DELAWARE                                                        91-1608052
----------------------------------------                         ---------------------------------------
(State of incorporation or organization)                         (I.R.S. Employer Identification Number)


6662 185TH AVENUE NORTHEAST
REDMOND, WASHINGTON                                                               98052
----------------------------------------                         ---------------------------------------
(Address of principal executive offices)                                        (Zip Code)



     Securities to be registered pursuant to Section 12(b) of the Act: NONE.

        Securities to be registered pursuant to Section 12(g) of the Act:


                         COMMON STOCK, $0.001 PAR VALUE
                         ------------------------------
                                (Title of Class)




                                   Page 1 of 4
                           Exhibit Index is on Page 4.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 as originally filed or as subsequently amended (the "Registration Statement"), which Registration Statement was originally filed on August 26, 1998 (File No. 333-62299) and amended on October 13, 1998 and November 18, 1998, and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.


ITEM 2. EXHIBITS.

     The following exhibits are filed herewith or incorporated herein by reference:

     Exhibit
     Number            Exhibit Title or Description
     -------           ----------------------------
     3.01*             Registrant's Certificate of Incorporation.

     3.02*             Registrant's Certificate of Designation.

     3.03* Form of Registrant's Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State immediately following the Offering.

     3.04*             Registrant's Bylaws.

     4.01*             Specimen Certificate for Registrant's Common Stock.

     4.02*             Second Amended and Restated Information and Registration
                       Rights Agreement dated May 24, 1998.

------------------
* Filed as an exhibit to or as part of the Registration Statement and incorporated herein by reference.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: December 2, 1998                 CONCUR TECHNOLOGIES, INC.



                                        By: /s/ STERLING R. WILSON
                                           -------------------------
                                           Sterling R. Wilson
                                           Chief Financial Officer and
                                           Vice President of Operations

                                INDEX TO EXHIBITS

Exhibit                                                                 Sequentially
Number         Exhibit Title or Description                             Numbered Page
-------        ----------------------------                             -------------
3.01*          Registrant's Certificate of Incorporation.                     *

3.02*          Registrant's Certificate of Designation.                       *

3.03*          Form of Registrant's Amended and Restated Certificate
               of Incorporation to be filed with the Delaware Secretary
               of State immediately following the Offering.                   *

3.04*          Registrant's Bylaws.                                           *

4.01*          Specimen Certificate for Registrant's Common Stock.            *

4.02*          Second Amended and Restated Information and Registration
               Rights Agreement dated May 24, 1998.                           *

------------------
* Filed as an exhibit to or as part of the Registration Statement and incorporated herein by reference.


                                       4